As filed with the Securities and Exchange Commission on June 7, 1995.
                                                Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                              REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                        Century Telephone Enterprises, Inc.
             (Exact name of registrant as specified in its charter)
                               __________________

              Louisiana                                  72-0651161
           (State or other                            (I.R.S. Employer
     jurisdiction of incorporation                  Identification No.)
           or organization)

                             100 Century Park Drive
                            Monroe, Louisiana 71203
                                 (318) 388-9500
               (Address, including zip code, and telephone number
       including area code, of registrant's principal executive offices)
                               __________________

                      CENTURY TELEPHONE ENTERPRISES, INC.
                        1995 INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)
                               __________________

        Harvey P. Perry, Esq.                            COPY TO
  Senior Vice President, General Counsel              Margaret F. Murphy
            and Secretary                   Jones, Walker, Waechter, Poitevent,
   Century Telephone Enterprises, Inc.             Carrere & Denegre, L.L.P.
        100 Century Park Drive                           51st Floor
       Monroe, Louisiana 71203                     201 St. Charles Avenue
            (318) 388-9500                      New Orleans, Louisiana 70170
     (Name, address, including zip code,
     and telephone number, including
     area code, of agent for service)


                               CALCULATION OF REGISTRATION FEE
   __________________________________________________________________________________________________________
                                      Amount        Proposed Maximum      Proposed Maximum     Amount of
        Title of Each Class of        to be          Offering Price      Aggregate Offering   Registration
           Securities to be       Registered<FN1>     Per Unit<FN2>           Price<FN2>          Fee
              Registered
   __________________________________________________________________________________________________________
       Common Stock               2,000,000 shares       $28.50   <FN3>     $57,000,000        $19,655.17

       Preferred Stock Purchase
         Rights <FN4>             2,000,000 rights       <FN4>                 <FN4>           $100<FN4>
   __________________________________________________________________________________________________________


 <FN1> Upon a stock split,  stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

 <FN2> Estimated  solely for the purpose of calculating  the  registration  fee pursuant to Rules 457(c) and (h).

 <FN3> The average  of  the high and low price per share of Common Stock on the
       New York Stock Exchange  on June 6, 1995, in accordance with Rule 457(c).

 <FN4> Rights are attached to and  trade  with the Common Stock of the Company.
       Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed by Century with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

        (a) Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

        (b) Century's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

        (c) The description of the Common Stock set forth in Item 5 of Century's Current Report on Form 8-K dated June 12, 1991.

        All reports filed by Century with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Item 4. Description of Securities.

        Not applicable.

    Item 5. Interests of Named Experts and Counsel.

        Not applicable.

    Item 6. Indemnification of Directors and Officers.

        Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

        Article II, Section 9 of Century's by-laws (the "Indemnification Bylaw") provides for mandatory indemnification for current and former directors and officers of Century to the full extent permitted by Louisiana law.

        Century's Articles of Incorporation authorize it to enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law. Century has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification Bylaw ("Indemnification Contracts"). The right to indem-nification provided by each Indemnification Contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

        Century maintains an insurance policy covering the liability of its directors and officers for actions taken in their corporate capacities. The Indemnification Contracts provide that, to the extent insurance is reasonably available, Century will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if Century does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for thereunder.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Century pursuant to the foregoing provisions, or otherwise, Century has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

    Item 7. Exemption From Registration Claimed.

        Not applicable.

    Item 8. Exhibits.

        4.1 Amended and Restated Articles of Incorporation of Century.

        4.2 By-laws of Century as amended through May 23, 1995.

        4.3 Amended and Restated Rights Agreement dated as of November 17, 1986 between Century and the Rights Agent named therein (incorporated by reference to Exhibit 4.1 to Century's Current Report on Form 8-K dated December 20, 1988), Amendments thereto dated March 26, 1990 (incorporated by reference to Exhibit 4.1 to Century's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990) and the Second Amendment thereto dated February 3, 1993 (incorporated by reference to Exhibit 4.12 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

        4.4 1995 Incentive Compensation Plan.

        5   Opinion of Jones, Walker, Waechter, Poitevent,  Carrere &  Denegre,
            L.L.P.

        23.1Consent of KPMG Peat Marwick LLP.

        23.2Consent of Counsel (included in Exhibit 5).

        24  Power   of  Attorney  (included  on  the  signature  page  of  this
            Registration Statement).

    Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar  as  indemnification  for  liabilities  arising  under  the
    Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXHIBIT INDEX



             Exhibit
              Number     Description



               4.1       Amended  and Restated Articles of Incorporation of
                         Century.

               4.2       By-laws of  Century  as  amended  through  May 23,
                         1995.

               4.3 Amended and Restated Rights Agreement dated as of November 17, 1986 between Century and the Rights Agent named therein (incorporated by reference to Exhibit 4.1 to Century's Current Report on Form 8-K dated December 20, 1988), Amendments thereto dated March 26, 1990 (incorporated by reference to Exhibit 4.1 to Century's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990) and the Second Amendment thereto dated February 3, 1993 (incorporated by reference to Exhibit 4.12 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

               4.4       1995 Incentive Compensation Plan.

                5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

               23.1      Consent of KPMG Peat Marwick LLP.

               23.2      Consent of Counsel (included in Exhibit 5).

                24 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 22, 1995.

                                          CENTURY TELEPHONE ENTERPRISES, INC.



                                         By:  /s/ Clarke M. Williams
                                                 Clarke M. Williams
                                               Chairman of the Board


                                 POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Clarke M. Williams, Glen F. Post, III and Harvey P. Perry, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                  Title                Date

         /s/ Clarke M. Williams
         _________________________ Chairman of the Board     May 22, 1995
           Clarke M. Williams          of Directors

         /s/ Glen F. Post, III
         _________________________  Vice Chairman of the     May 22, 1995
           Glen F. Post, III         Board of Directors,
                                     President and Chief
                                      Executive Officer

         /s/ R. Stewart Ewing, Jr.
         _________________________  Senior Vice President    May 22, 1995
         R. Stewart Ewing, Jr.       and Chief Financial
                                            Officer
                                 (Principal Financial Officer)
         /s/ Murray H. Greer
         _________________________   Controller (Principal   May 22, 1995
            Murray H. Greer           Accounting Officer)

         /s/ William R. Boles, Jr.
         _________________________          Director         May 22, 1995
         William R. Boles, Jr.

         /s/ Virginia Boulet
         _________________________          Director         May 22, 1995
            Virginia Boulet

         /s/ Ernest Butler, Jr.
         _________________________          Director         May 22, 1995
           Ernest Butler, Jr.


         _________________________          Director         ______, 1995
            Calvin Czeschin

         /s/ James B. Gardner
         _________________________          Director         May 22, 1995
            James B. Gardner

         /s/ W. Bruce Hanks
         _________________________          Director         May 22, 1995
             W. Bruce Hanks

         /s/ R. L. Hargrove, Jr.
         _________________________          Director         May 22, 1995
          R. L. Hargrove, Jr.

         /s/ Johnny Hebert
         _________________________          Director         May 22, 1995
             Johnny Hebert

         /s/ R. Earl Hogan
         _________________________          Director         May 22, 1995
             F. Earl Hogan

         /s/ C. G. Melville, Jr.
         _________________________          Director         May 22, 1995
          C. G. Melville, Jr.

         /s/ Harvey P. Perry
         _________________________          Director         May 22, 1995
            Harvey P. Perry

         /s/ Jim D. Reppond
         _________________________          Director         May 22, 1995
             Jim D. Reppond